Exhibit 99.1

Ocwen Financial Corporation®

OCWEN FINANCIAL ANNOUNCES FIRST QUARTER 2022 RESULTS

●	Net income of $58 million and earnings per share of $6.30

●	MSR Fair Value Net gain of $56 million

●	GAAP return on equity of 46%

●	Book value per share of $58 as of March 31, 2022, up 14% from March 31, 2021

●	Extended subservicing agreements with New Residential through 2023

West Palm Beach, FL – (May 5, 2022) – Ocwen Financial Corporation (NYSE: OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today announced its first quarter 2022 results and provided an update on the Company’s key business priorities.

The Company reported GAAP net income of $58 million for the first quarter with an adjusted pre-tax loss of $11 million (see “Note Regarding Non-GAAP Financial Measures” below). First quarter results were consistent with the Company’s expectations notwithstanding the rapid rise in interest rates.

Glen A. Messina, President and CEO of Ocwen, said, “Our financial performance during the quarter demonstrates the strength of our balanced business model, as servicing profitability more than offset forward originations market headwinds resulting from the rapid rise in interest rates. In addition, our unique end-to-end reverse mortgage platform is delivering strong financial performance in a growing market. With the pressure on the originations industry, we are taking actions to restore profitability in forward originations, including expense reduction actions, growing our client base and shifting to higher margin products and services.”

Messina continued, “We believe we have several strengths that can help us achieve our financial objectives in this market cycle. We expect our forward servicing business will benefit from rising rates. Our reverse business is well positioned to continue delivering profitable growth in an expanding market. Our enterprise sales team and industry-leading operating execution to support our customers, clients and investors are driving a strong subservicing opportunity pipeline. We are dynamically managing our business and will adjust as necessary to address emerging opportunities and risks.”

First Quarter 2022 Operating and Business Highlights

●	Total servicing portfolio increased to $275 billion, up 54% YoY; total servicing additions of $20 billion, up 46% YoY

●	Reverse servicing and subservicing combined UPB of $29 billion, up over 3X vs. 1Q’21

●	Robust subservicing sales pipeline of over $330 billion as of March 31, 2022, including $55 billion in Reverse subservicing

●	Reverse originations up 108% YoY, margins holding vs. 4Q’21

●	Higher margin Correspondent products and services (GNMA, Best Efforts and Non-Delegated) volume up 109% YoY

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●	Refinance recapture rate 39%, compared to 22% in 1Q’21

●	Total operation expenses down 8 bps (annualized) from 29 bps in 1Q’21 to 21 bps in 1Q’22

●	Total liquidity of $314 million as of March 31, 2022, an increase of $121 million over December 31, 2021 and $38 million over March 31, 2021

●	Achieved HUD Tier 1 Servicer Ranking

Webcast and Conference Call

Ocwen will hold a conference call on Thursday, May 5, 2022 at 8:30 a.m. (ET) to review the Company’s first quarter 2022 operating results and to provide a business update. A live audio webcast and slide presentation for the call will be available by visiting the Shareholder Relations page at www.ocwen.com. Participants can access the conference call by dialing (800) 304-0389 or (773) 341-1655 and using the conference ID 5259170 approximately 10 minutes prior to the call. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices in the United States and the U.S. Virgin Islands and operations in India and the Philippines and have been serving our customers since 1988. For additional information, please visit our website (www.ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding the ability of our recent strategic transactions to improve our earnings. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change and we are experiencing significant changes within the mortgage lending and servicing ecosystem which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

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Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, uncertainty relating to the continuing impacts of the COVID-19 pandemic, including the response of the U.S. government, state governments, the Federal National Mortgage Association (Fannie Mae) and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), the Government National Mortgage Association (Ginnie Mae) and regulators, as well as the impacts on borrowers and the economy generally; the potential for ongoing disruption in the financial markets and in commercial activity generally as a result of international events, changes in monetary and fiscal policy, and other sources of instability; the extent to which our MSR asset vehicle (MAV), other transactions and our enterprise sales initiatives will generate additional subservicing volume, increase market share within the subservicing market, and result in increased profitability; the timing and amount of presently anticipated forward and reverse loan boarding; whether we will increase the total investment commitments in MAV, and if so, when and on what terms; our ability to close acquisitions of MSRs and other transactions, including the ability to obtain regulatory approvals; our ability to repurchase shares of our common stock and/or bonds, and if so, in what quantities and when; our ability to continue to grow our reverse servicing business; our ability to retain clients and employees of acquired businesses, and the extent to which acquisitions and our other strategic initiatives will contribute to achieving our growth objectives; the extent to which we will be able to execute call rights transactions, and whether such transactions will generate the returns anticipated; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; increased servicing costs based on increased borrower delinquency levels or other factors; the future of our long-term relationship with New Residential Investment Corp.; our ability to improve our financial performance through cost and productivity improvements; the performance of our lending business in a competitive market and uncertain interest rate environment; our ability to execute on identified business development and sales opportunities; uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations regarding our servicing, foreclosure, modification, origination and other practices brought by government agencies and private parties, including state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD); adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements and the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae; our ability to comply with the terms of our settlements with regulatory agencies and the costs of doing so; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators, the GSEs and Ginnie Mae, as well as those set forth in our debt and other agreements; our ability to comply with our servicing agreements, including our ability to comply with the requirements of the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including any future downgrades; as well as other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2021 and any current report or quarterly report filed with the SEC since such date. Anyone wishing to understand Ocwen’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

Note Regarding Non-GAAP Financial Measures

This press release contains references to non-GAAP financial measures, such as our references to adjusted pre-tax income (loss) and adjusted expenses.

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We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition. In addition, management believes that these presentations may assist investors with understanding and evaluating our initiatives to drive improved financial performance. However, these measures should not be analyzed in isolation or as a substitute to analysis of our GAAP expenses and pre-tax income (loss). There are certain limitations to the analytical usefulness of the adjustments we make to GAAP expenses and pre-tax income (loss) and, accordingly, we use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP expenses and pre-tax income (loss).

Beginning with the three months ended June 30, 2020, we refined our definitions of Expense Notables, which we previously referred to as “Expenses Excluding MSR Valuation Adjustments, net, and Expense Notables,” and Income Statement Notables in order to be more descriptive of the types of items included.

Expense Notables

In the table titled “Expense Overview”, we adjust GAAP operating expenses for the following factors: expenses related to severance, retention and other actions associated with continuous cost and productivity improvement efforts; significant legal and regulatory settlement expense items(a); and certain other significant activities including, but not limited to, insurance related expense and settlement recoveries, compensation or incentive compensation expense reversals and other transactions consistent with the intent of providing management and investors with a supplemental means of evaluating our expenses.

(a)	Including however not limited to CFPB, Florida Attorney General/Florida Office of Financial Regulations and Massachusetts Attorney General litigation related legal expenses, state regulatory action related legal expenses and state regulatory action settlement related escrow analysis costs (collectively, CFPB and state regulatory defense and escrow analysis expenses).

Expense Overview
($ in millions)		Q1’22	Q1’21
I	Operating Expenses (as reported)	127	140
	Adjustments for Notables(a)
	Significant legal & regulatory settlement expenses	5	0
	CFPB & state regulatory defense & escrow analysis costs	(0)	(0)
	Expense recoveries	4	0
	Covid-19 Related Expenses	(0)	0
	Other(b)	8	(1)
II	Expense Notables	17	(1)
III	Adjusted Expenses (I + II)	144	139

(a)	Certain notables presented in prior periods that are nil for each quarter shown here have been omitted.
(b)	Includes non-routine costs associated with strategic transactions including stock price changes impacting compensation expense, and transaction costs related to the reverse platform acquisition from Reverse Mortgage Solutions, Inc.

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Income Statement Notables

In the table titled “Income Overview” below, we show certain adjustments to GAAP pre-tax loss for the following factors: Expense Notables; changes in fair value of our Agency and Non-Agency MSRs due to changes in interest rates, valuation inputs and other assumptions, net of hedge positions; changes in fair value of our MSRs in our NRZ and MAV financing liability due to changes in interest rates, valuation inputs and other assumptions; changes in fair value of our reverse originations portfolio due to changes in interest rates, valuation inputs and other assumptions and certain other non-routine transactions, including but not limited to pension benefit cost adjustments and opportunistic gains related to exercising servicer call rights on second lien portfolio subsequently sold and fair value assumption changes on other investments (collectively, Other) consistent with the intent of providing management and investors with a supplemental means of evaluating our net income/(loss).

Income Overview
($ in millions)		Q1’22	Q1’21
I	Reported Pre-Tax Income / (Loss)	61	12
	Adjustments for Notables(c)
	Expense Notables (from table above)	(17)	1
	Non-Agency MSR FV Change(d)	(9)	(2)
	Agency MSR FV Change, net of macro hedge(d)	(120)	(25)
	NRZ/MAV MSR Liability FV Change	55	2
	Reverse FV Change	18	4
	Corporate Debt Refinance	-	15
	Other(e)	1	0
II	Total Income Statement Notables	(72)	(5)
III	Adjusted Pre-tax Income (Loss) (I+II)	(11)	7

(c)	Notables presented in prior periods that are nil for each quarter shown here have been omitted.
(d)	FV changes that are driven by changes in interest rates, valuation inputs or other assumptions, net of unrealized gains / (losses) on MSR hedge. Non-Agency = Total MSR excluding GNMA & GSE MSRs. Agency = GNMA & GSE MSRs. The adjustment does not include $1.1 million valuation gains of certain MSRs that were purchased at a discount in Q1 2022 ($9 million in Q1 2021).
(e)	Other contains non-routine transactions, including but not limited to pension benefit cost adjustments, long term employee compensation changes, and fair value assumption changes on other investments.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
June Campbell	Dico Akseraylian
T: (856) 917-3190	T: (856) 917-0066
E: shareholderrelations@ocwen.com	E: mediarelations@ocwen.com

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